UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 28, 2007 (February 22, 2007)

BEA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-22369	77-0394711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

2315 North First Street, San Jose, CA	95131
(Address of Principal Executive Office)	(Zip Code)

(Registrant’s telephone number, including area code)

(408) 570-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 22, 2007, BEA Systems, Inc., a Delaware corporation (the “Company”) entered into a Purchase and Sale Agreement (the “Building Agreement”) with The Sobrato Family Foundation and Sobrato-Sobrato Investments (“Sobrato”), pursuant to which the Company agreed to purchase a 17-story shell building and parking facilities located at 488 Almaden Boulevard, San Jose, California (the “Property”), which the Company intends to make its new corporate headquarters. Under the terms of the Building Agreement, the Company will deliver to Sobrato an earnest money deposit in the amount of $10 million on or about March 1, 2007, and the balance of the purchase price, which along with the earnest money deposit totals $135 million, on or about April 2, 2007, in accordance with the terms and subject to typical conditions contained in the Building Agreement, including the delivery of deeds, title insurance and the payment of closing costs.

The foregoing description of the Building Agreement is qualified in its entirety by reference to the Building Agreement.

Item 2.06	Material Impairments.

In connection with the circumstances leading to the Company’s purchase of the Property, the Company has determined that the carrying value of the approximately 39.26 acres of land owned by the Company and located at North First Street, San Jose, California adjacent to the Company’s current corporate headquarters (the “Land”) has been impaired because the Land is no longer considered a held and used asset. As a result, the Company assessed the Land for impairment under Statement of Financial Accounting Standards No. 144, Accounting for the Impairment and Disposal of Long-Lived Assets, and determined that a material charge for impairment is required. The Company currently estimates that the amount of the impairment charge related to the Land will be approximately $200 million, and the Company is in the process of determining whether the impairment charge will be taken in the three month period ended January 31, 2007 or the three month period ended April 30, 2007. The Company does not expect the impairment charge to result in any future cash expenditures.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the statements regarding the purpose for which the Company intends to use the Property and the amount of the Company’s impairment charge related to the Land. Forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated by the forward-looking statements. Such risks and uncertainties include, but are not limited to, the satisfaction of the closing conditions described in the Building Agreement and the results of the Company’s assessment of the impairment charge related to the Land. For more details of these and other risks and uncertainties, please refer to our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended January 31, 2006, our Quarterly Report on Form 10-Q for the quarter ended April 30, 2006, as well as similar disclosures in subsequent SEC filings. The forward-looking statements and risks stated in this Form 8-K are based on information available to the Company today. The Company assumes no obligation to update them.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEA SYSTEMS, INC.

By:	/s/ Mark P. Dentinger
Mark P. Dentinger
Executive Vice President and Chief Financial Officer

Date: February 28, 2007